Exhibit 10.1

AMENDMENT NO. 1 TO SECURITY AGREEMENT,
SECURED TERM A NOTE, SECURED TERM B NOTE
AND DEFERRED PURCHASE PRICE NOTES

THIS AMENDMENT (this “Amendment”) is dated as of July 11, 2008 with respect to that certain (a) Security Agreement dated as of March 31, 2008 (as amended, modified, supplemented and/or restated from time to time, the “Security Agreement”) by and among RAPID LINK, INCORPORATED (“Rapid Link”), TELENATIONAL COMMUNICATIONS, INC. (“Telenational”), ONE RING NETWORKS, INC. (“One Ring” and together with Rapid Link and Telenational, collectively, the “Companies” and each a “Company”), the lenders from time to time party thereto (collectively, the “Lenders”) and LV ADMINISTRATIVE SERIVCES, INC., as administrative and collateral agent to the Lenders (in such capacity, the “Agent” and together with the Lenders, collectively, the “Creditor Parties” and each a “Creditor Party”), (b) Secured Term Note A dated March 31, 2008 (as amended, modified, supplemented and/or restated from time to time, the “Secured Term A Note”) in the original principal amount of $1,800,000 from the Companies in favor of Valens Offshore SPV II, Corp., (c) Secured Term B Note dated July 11, 2008 (as amended, modified, supplemented and/or restated from time to time, the “Secured Term B Note”) in the original principal amount of $1,500,000 from the Companies in favor of Valens U.S. SPV I, LLC (“Valens US”), (d) Amended and Restated Deferred Purchase Price Note dated July 11, 2008 (as amended, modified, supplemented and/or restated from time to time, the “Laurus Deferred Purchase Price Note”) in the original principal amount of $2,290,450.56 from the Companies in favor of Laurus Master Fund, Ltd. and (e) Amended and Restated Deferred Purchase Price Note dated July 11, 2008 (as amended, modified, supplemented and/or restated from time to time, the “Valens US Deferred Purchase Price Note”) in the original principal amount of $292,709.40 from the Companies in favor of Valens US.

BACKGROUND

WHEREAS, pursuant to the Security Agreement, the Lenders have made financial accommodations to the Companies that remain outstanding; and

WHEREAS, it is a condition to Companies receiving additional financial accommodations from Lenders that the Parent or an Eligible Subsidiary have received the FCC Approval.

WHEREAS, the Companies have requested that the Creditor Parties agree to provide Companies with additional financial accommodations based upon a Special Temporary Authorization from the FCC and the Creditor Parties are willing to do so, but only on the terms and conditions hereinafter set forth.

NOW, THEREFORE, in consideration of any loan or advance or grant of credit heretofore or hereafter made to or for the account of the Companies by the Creditor Parties, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

1.             Definitions.  All capitalized terms not otherwise defined herein shall have the meanings given to them in the Security Agreement.

2.             Amendments to Security Agreement.

(a)           Creditor Parties agree that the Secured Party Sale Condition requiring the receipt of FCC Approval has been temporarily satisfied by the Special Temporary Authorization issued by the FCC to Telenational on June 20, 2008 (the “STA”).  Companies agree to diligently provide the FCC with such information as the FCC requests in order for the FCC to issue the permanent FCC Approval and to diligently pursue the permanent FCC Approval.  In the event the FCC has not placed the transfer of control on public notice by July 18, 2008, Companies shall request and diligently pursue an extension of the STA.  In the event such extension of the STA is not granted by August 19, 2008 and Companies have not yet obtained the permanent FCC approval, it shall constitute an Event of Default under the Security Agreement.

(b)           Annex A- Commitment Annex to the Security Agreement is hereby amended by deleting such Annex in its entity and inserting in lieu thereof Annex A-Commitment Annex attached hereto

(c)           The defined term “Revolving Commitment Conditions” contained in the Security Agreement is amended to provide as follows:

“Revolving Commitment Conditions” means satisfaction of the following conditions in a manner, and evidenced as applicable by agreements, instruments and documents, satisfactory in form and substance to Agent:  (a) the consummation of the Secured Party Sale, (b) no Event of Default shall have occurred and then be continuing, (c) the execution and delivery by the Companies of the Secured Revolving Notes, (d) the issuance of Revolving Warrants, (e) Agent shall have completed a roll forward of its previous Collateral audit which indicates that no event or condition has occurred or is existing which could reasonably be expected to have a Material Adverse Effect and (f) Agent shall have received a borrowing base certificate as of the date of funding of the initial Revolving Loans in form and substance acceptable to Agent.”

(d)           The definition of  “Secured Term A Notes” is hereby amended by deleting the phrase “One Million Seven Hundred Thousand Dollars ($1,700,000)” and inserting in lieu thereof the phrase “One Million Eight Hundred Thousand Dollars ($1,800,000).”

(e)           The definition of “Secured Term B Notes” is hereby amended by deleting the phrase “One Million Six Hundred Thousand Dollars ($1,600,000)” and inserting in lieu thereof the phrase “One Million Five Hundred Thousand Dollars ($1,500,000).”

(f)           The following defined terms are inserted in the appropriate alphabetical order in Annex-A-Definitions:

“Available Revolving Commitment Amount” means (a) until the First EBITDA Target is achieved, $0, (b) following the achievement of the First EBITDA Target until the achievement of the Second EBITDA Target, the lesser of (i) fifty percent of the Capital Availability Amount minus Reserves and (ii) fifty percent of the Formula Amount and (c) following the achievement of the Second EBITDA Target, the lesser of (i) the Capital Availability Amount minus Reserves and (ii) the Formula Amount.

“First EBITDA Target” means Consolidated EBITDA of the Companies and their Domestic Subsidiaries for the period commencing on July 1, 2008 and ending on December 31, 2008, as evidenced by the financial statements delivered to Agent pursuant to Section 11 for the fiscal year ending December 31, 2008, of $401,272.

“Revolving Warrants” means the issuance of Warrants to the Lenders for shares of Common Stock in an amount equal to (a) on the achievement of the First EBITDA Target, twenty five percent (25%) of $600,000 divided by the Share Price and (b) on the achievement of the Second EBITDA Target, twenty five percent (25%) of $1,200,000 minus $600,000 if the First EBITA Target has been achieved, divided by the Share Price.

“Second EBITDA Target” means Consolidated EBITDA of the Companies and their Domestic Subsidiaries for the period commencing on July 1, 2008 and ending on June 30, 2009, as evidenced by the financial statements delivered to Agent pursuant to Section 11 for the fiscal period ending June 30, 2009, of $1,329,509

(g)           The following is added at the end of Section 2(a)(i) of the Security Agreement:

“Notwithstanding the foregoing, (W) the amount of Revolving Loans at any time shall not exceed the applicable Available Revolving Commitment, (X) following the achievement of the First EBITDA Target and the Second EBITDA Target , no Lender may make Revolving Loans until Rapid Link shall deliver to each Lender the applicable Revolving Warrants and Rapid Link shall deliver such Revolving Warrants within three (3) Business Days of the achievement of the First EBITDA Target or the Second EBITDA Target, as applicable.

3.             Amendment to Secured Term A Note.  Section 1.3 of the Secured Term A Note is hereby amended by deleting such section in its entirety and inserting in lieu thereof the following:

“The Companies may prepay this Note, in whole or in part, at any time without premium or penalty.”

4.             Amendment to Secured Term B Note.  Section 1.3 of the Secured Term B Note is hereby amended by deleting such section in its entirety and inserting in lieu thereof the following:

“The Companies may prepay this Note, in whole or in part, at any time without premium or penalty.”

5.             Amendment to Laurus Deferred Price Note.  Section 1.3 of the Laurus Deferred Purchase Price Note is hereby amended by deleting such section in its entirety and inserting in lieu thereof the following:

“The Companies may prepay this Note, in whole or in part, at any time without premium or penalty.”

6.             Amendment to Valens US Deferred Purchase Price Note.  Section 1.3 of the Valens US Deferred Purchase Note is hereby amended by deleting such section in its entirety and inserting in lieu thereof the following:

“The Companies may prepay this Note, in whole or in part, at any time without premium or penalty.”

7.             Agreement Regarding Fees.  Notwithstanding anything to the contrary contained in Section 5(b)(i) of the Security Agreement, the payments set forth in clauses 5(b)(i)(A), 5(b)(i)(B) and 5(b)(i)(C) relating to the Secured Revolving Notes and Secured Term B Notes, shall be deemed fully earned on the Effective Date (as defined below) and shall be paid on the Effective Date pursuant to a disbursement letter executed in connection herewith.

8.             Conditions of Effectiveness.  This Amendment shall become effective (the “Effective Date”) upon receipt by the Agent of counterparts of this Amendment duly executed and delivered by the Companies and the Creditor Parties.

9.             Representations and Warranties.  Each Company hereby represents and warrants as follows:

(a)           This Amendment and the Security Agreement, as amended hereby, constitute legal, valid and binding obligations of the Company and are enforceable against the Company in accordance with their respective terms.

(b)           Upon the effectiveness of this Amendment, the Company hereby reaffirms all covenants, representations and warranties made in the Security Agreement, any Ancillary Agreement and any other documents, instruments and agreements entered into in connection with the transactions contemplated thereby (collectively, the “Documents”) and agrees that all such covenants, representations and warranties shall be deemed to have been remade as of the effective date of this Amendment (or if any such representation, covenant or warranty is expressly stated to have been made as of a specific date, as of such specific date).

(c)           No Event of Default has occurred and is continuing or would exist after giving effect to this Amendment.

(d)           No Company has any defense, counterclaim or offset with respect to any Document.

10.           Effect on the Loan Agreement.

(a)           Upon the effectiveness of Section 2 hereof, each reference in the Security Agreement to “this Security Agreement” “hereunder,” “hereof,” “herein” or words of like import shall mean and be a reference to the Security Agreement as amended hereby.

(b)           Except as specifically amended herein, the Security Agreement and all other documents, instruments and agreements executed and/or delivered in connection therewith, shall remain in full force and effect, and are hereby ratified and confirmed.

(c)           The execution, delivery and effectiveness of this Amendment shall not operate as a waiver of any right, power or remedy of any Creditor Party, nor constitute a waiver of any provision of the Security Agreement, any Document or any other documents, instruments or agreements executed and/or delivered under or in connection therewith.

11.           Governing Law.  This Amendment shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns and shall be governed by and construed in accordance with the laws of the State of New York.

12.           Headings.  Section headings in this Amendment are included herein for convenience of reference only and shall not constitute a part of this Amendment for any other purpose.

13.           Counterparts; Electronic Transmission.  This Amendment may be executed by the parties hereto in one or more counterparts, each of which shall be deemed an original and all of which when taken together shall constitute one and the same agreement.  Any signature delivered by a party by facsimile or PDF transmission shall be deemed to be an original signature hereto.

IN WITNESS WHEREOF, this Amendment has been duly executed as of the day and year first written above.

RAPID LINK, INCORPORATED

By:
Name:
Title:

TELENATIONAL COMMUNICATIONS, INC.

By:
Name:
Title:

ONE RING NETWORKS, INC.

By:
Name:
Title:

LV ADMINISTRATIVE SERVICES, INC.,
as Agent

By:
Name:
Title:

LAURUS MASTER FUND, LTD.

By:	Laurus Capital Management, LLC, its investment manager

By:
Name:
Title:

SIGNATURE PAGE TO
AMENDMENT NO. 1

VALENS U.S. SPV I, LLC, as a Lender

By:	Valens Capital Management, LLC, its investment manager

By:
Name:
Title:

VALENS OFFSHORE SPV II, CORP., as a Lender

By:	Valens Capital Management, LLC, its investment manager

By:
Name:
Title:

SIGNATURE PAGE TO
AMENDMENT NO. 1

Annex A

Commitment Annex
(as of the Closing Date)

Lender	Revolving Commitment Amount	Revolving Commitment Percentage	Term Loan A Commitment Amount	Term Loan A Percentage	Term Loan B Commitment Amount	Term Loan B Percentage	Deferred Purchase Price Commitment Amount	Deferred Purchase Price Percentage
Valens U.S. SPV I, LLC	$1,200,000	100%	$0	0%	$1,500,000	0%	$292,709.40	11.33%
Valens Offshore SPV II, Corp.	$0	0%	$1,800,000	100%	$0	100%	0%	0%
Laurus Master Fund, Ltd.	$0	0%	$0	0%	$0	0%	$2,290,450.56	88.67%

Total	$1,200,000	100%	$1,800,000	100%	$1,500,000	100%	$2,583,159.96	100%